                                                                   EXHIBIT 10.22

                              Pan American Bank, FSB           1
                ------------------------------------------------
                         RETAIL CD BROKERAGE AGREEMENT


     BROKERAGE AGREEMENT ("the Agreement") dated as of this   30th  day of
                                                              ----
April, 1996, between Pan American Bank, FSB, /1/ organized under
-----     -
the laws of the United States /2/ (the "Depository") and Merrill Lynch,
            -----------------
Pierce, Fenner & Smith Incorporated, a Delaware corporation ("Merrill").

     WHEREAS, the Depository desires to offer to Merrill customers from time to time its certificates of deposit with terms and conditions as may be agreed upon by the parties (hereinafter called the "CDs");

     WHEREAS, Merrill is willing to effect sales of CDs offered by the Depository from time to time to (1) Merrill's customers consisting of (a) individual retirement accounts and self-employed retirement plans qualified under Sections 408 and 401, respectively, of the Internal Revenue Code of 1986 (the "Code") (the "Plans"), who have sole discretion to direct their investments in the Plans and for which Merrill acts as custodian, (b) other investors, including Plans for which Merrill does not act as custodian, (c) brokers for whose customer accounts Merrill acts as clearing agent, and (2) at Merrill's option, to other broker/dealers ("Brokers") which have entered into a standard CD selling group agreement with Merrill.

     NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, the Depository and Merrill agree as follows:

     1.   Appointment of Merrill as Broker.  The Depository hereby appoints
          --------------------------------
Merrill as its broker for the purpose of selling CDs as hereinabove set forth; provided that Merrill may, at its option, act as principal in effecting sales of CDs hereunder, in which case all provisions hereof will remain in effect.

     2.   Terms of CDs.  Each CD shall be issued by the Depository on such terms
          ------------
and conditions as are indicated in a master certificate, as agreed upon by the Depository and Merrill prior to the offering of the CD.

     3.   Procedures for Effecting Sales of CDs.
          -------------------------------------

          (a) Prior to the "Settlement Date" as defined below, applicable to the initial offering of CDs, the Depository will submit to Merrill (i) for forwarding to The Depository Trust Company ("DTC"), a letter which sets forth the procedures for settling CDs and making payments thereon, through DTC (the "DTC Letter"), (ii) a certificate listing the Depository's employees authorized to enter into transactions under this Agreement, and (iii) one executed copy of this Agreement.

          (b) Prior to any offering of CDs, the Depository and Merrill will establish the amount, term and effective interest rate on the CDs proposed to be offered by the Depository on the trade date ("Trade Date") for settlement on a date agreed upon by the Depository and Merrill (the "Settlement Date"); provided
                                                                        --------
that Merrill shall have the right to refuse to purchase and pay for any CD on the terms and conditions originally agreed upon by the Depository and Merrill, if (i) there has been, since Trade Date, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Depository and its affiliates considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there shall have occurred since Trade Date, any outbreak or escalation of hostilities or other national or international calamity or crisis, the effect of which is such as to make it, in the judgment of such person impracticable or inadvisable to purchase the CD, or (iii) since Trade Date, trading in securities of the Depository or its parent corporation on any national securities exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the Securities and Exchange Commission or any other governmental authority, or (iv) since Trade Date, if a banking moratorium shall have been declared by either federal, New York or state authorities in the state in which

------------------------------
/1/  Insert the name of your institution.
/2/  Insert applicable state or "the United States."

the Depository's headquarters is located, or (v) since Trade Date, the rating assigned by any nationally recognized securities rating agency to any debt securities or deposits of the Depository as of the date on which the terms and conditions of the CD were originally agreed to by the Depository and Merrill, shall have been lowered or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any deposits or debt securities of the Depository.

          (c) Merrill will advise the Depository on or before 2.00 p.m. New York time at least two Business Days (as defined below) prior to Settlement Date, with respect to the aggregate principal amount of CDs the sale of which was effected during the preceding week.

          (d) Merrill will effect transfer to the Depository of the aggregate purchase price for the CDs sold, on or before 5:00 p.m., New York time, on the Settlement Date, by remitting to the Depository's pre-designated bank account, federal funds in an amount equal to the aggregate purchase price of such CDs (less an amount equal to the compensation payable to Merrill in respect of such
CDs), provided, however, that such deduction from the proceeds of the sale of
      --------
the CDs remitted hereunder shall not affect the aggregate principal amount of such CDs reflected on the Depository's records. Merrill's obligation to transfer the funds to the Depository in accordance with this Section 3(d) is conditioned upon the delivery by the Depository to Merrill of the executed master certificate in proper form, on or before 10:30 a.m., New York time, on the Settlement Date.

          In the event that the funds are not delivered to the Depository by the time indicated in this Section 3(d), so that the Depository will be unable to invest the funds overnight, Merrill will compensate the Depository for an amount equal to interest calculated on the amount of funds which should have been so delivered to the Depository, at the "Federal Funds (Effective)" rate of interest as published by the Board of Governors of the Federal Reserve System in the H.15
(519) publication entitled "Selected Interest Rates" for the applicable day or as mutually agreed by Merrill and the Depository.

          (e) Each CD shall be deemed established (i) on the date when the Depository receives payment of the purchase price therefore from Merrill in accordance with clause (d) of this Section 3, and (ii) in the Depository's office in which the CD is booked. Receipt by the Depository of payment for the purchase price of any CD shall constitute acceptance of such payment by the Depository.

          (f) If payment by the Depository of any amount due on a CD hereunder falls on a day which is not a Business Day, the payment will be made on the Business Day immediately following such day and will include interest accrued at the applicable stated rate to, but not including, the day on which the payment was originally due; such payment will not include interest to the Business Day on which the payment is made. For the purpose of this Agreement, a "Business Day" shall mean a day on which the Depository and banks in The City of New York are open for business.

     4.   Certain Obligations of the Parties.
          ----------------------------------

          (a) Except as provided below, the CDs will be held by The Depository Trust Company ("DTC"). Each master certificate and the Depository's records maintained in respect of each master certificate evidencing CDs will reflect that CDs are registered in the name of CEDE & CO., as nominee of DTC, as custodian for Merrill Lynch, Pierce, Fenner & Smith Incorporated and other DTC participants, each acting for itself and as nominee or custodian for others, including trusts, pension and retirement plans and accounts, fiduciaries, custodians and nominees, or registered assigns. If CDs arc issued in maturities of less than three months, they will be held in book-entry form at Merrill and registered in the name of Merrill Lynch, Pierce, Fenner & Smith Incorporated acting for itself and as nominee or custodian for others, including trusts, pension and retirement plans and accounts, fiduciaries, custodians and nominees, or registered assigns.

          (b) CDs will be issued in book entry form only and no individual certificates of deposits will be provided to purchasers. Notwithstanding the above, in the event a CD purchaser terminates the agency relationship with Merrill and does not elect to continue to hold the CD through another DTC participant, upon the purchaser's request, Merrill will furnish to the Depository the necessary information for the Depository to establish a direct depository relationship with the CD purchaser. Such depository relationship will be evidenced in the same manner as the Depository evidences its direct depository relationship with purchasers of Comparable CDs, as that term is defined in Section 15 herein. Further, the aggregate amount of CDs, evidenced by a master certificate, issued on the same terms as the CD now directly held with the Depository, will be adjusted by following the procedures applicable to early withdrawal of CDs and the issuance of individual certificates of deposit, set forth in the master certificate.

     5.   Amounts Due on CDs.  Not later than 12:00 noon, New York time, on any
          ------------------
interest payment or maturity date, the Depository shall deposit federal funds in a special purpose account indicated in item 6 of the DTC Letter, except that for CDs with an original maturity of less than three months, the Depository shall deposit federal funds in a special purpose account established by Merrill at Morgan Guaranty, New York City, Merrill Lynch, Pierce, Fenner and Smith Acct. 041-56-101, Subaccount No. 03200701.

     6.   Representations, Warranties and Covenants of Merrill.  Merrill
          ----------------------------------------------------
represents, warrants and covenants to the Depository as follows:

          (a) Merrill is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          (b) Merrill has full corporate power to execute, deliver and perform this Agreement.

          (c) This Agreement constitutes a legal, valid and binding obligation of Merrill enforceable against Merrill in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, liquidation or other similar laws generally affecting the enforcement of creditors' rights.

          (d) Merrill agrees to comply with any federal tax reporting requirements applicable to the Depository in connection with CDs held by its customers (including such federal income tax withholding provisions as may be required by TEFRA).

          (e) Merrill agrees to comply with federal and state securities laws and regulations applicable to its performance hereunder as seller of CDs.

          (f) Merrill agrees to maintain records of its customers who arc purchasers of CDs, including their names, addresses, tax identification numbers and dollar amounts of CDs owned by them.

          (g) Merrill has fully complied with all requirements of 12 C.F.R. (S) 337 applicable to deposit brokers, including filing a notification with the FDIC in respect of its status as a deposit broker.

     7.   Representations, Warranties and Covenants of the Depository.  The
          -----------------------------------------------------------
Depository represents, warrants and covenants to Merrill as follows:

          (a) The Depository is a Federal Savings & Loan Association /3/
                                  ----------------------------------
duly organized, validly existing and in good standing under the laws of its organization.

          (b) The Depository has full corporate power to execute, deliver and perform this Agreement and to issue and perform its obligations with respect to the CDs.

          (c) This Agreement constitutes a legal, valid and binding obligation of the Depository enforceable against the Depository in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, liquidation or other similar laws generally affecting the enforcement of creditors' rights.

          (d) Each CD issued as contemplated hereby will not be subject to any right, charge, security interest, lien or claim of any kind against Merrill in favor of the Depository or any person claiming through the Depository.

--------------------------------
/3/  Insert type of institution.

          (e) The obligation of the Depository in respect of each CD is entitled to the priority provided to "deposit liabilities" by Section 11(d)(11) of the Federal Deposit Insurance Act.

          (f) Each CD issued as contemplated hereby will be entitled to deposit insurance of the Federal Deposit Insurance Corporation ("FDIC") subject to the maximum limits on such insurance afforded to a depositor and further subject to Merrill and the Brokers being able to satisfy applicable rules and regulations with respect to the identities of Purchasers of CDs and the total dollar amount of the CDs.

          (g) If the deposit insurance on the outstanding CDs is compromised due to subsequent judicial, legislative or regulatory action, the Depository will either (i) redeem the CDs, to the extent permitted by applicable regulations, or
(ii) exchange the CDs for like certificates of deposit directly with the Depository if this action would result in the CDs having continuous insurance coverage.

          (h) No applicable law or regulation of the state in which the Depository's headquarters is located or any political subdivision thereof imposes any state or local income or franchise tax with respect to any CD purchased by a non-resident of the above-named state.

          (i) Neither the execution and delivery of the Agreement, the consummation of the transactions herein contemplated, the fulfillment of, or compliance with, the terms and provisions hereof, nor the issuance and performance of its obligations under the CDs will conflict with, or result in a breach of any of the terms, conditions or provisions of any federal law, regulation or rule of any government instrumentality governing the Depository or of any law, rule or regulation governing the acceptance of deposits of the state in which the Depository's headquarters is located, or the charter or bylaws of the Depository or of any agreement to which the Depository is now a party or by which it may be bound.

          (j) Prior to offering any CDs pursuant to this Agreement, the Depository will have obtained and/or made any consent, approval, waiver or other authorization of or by, or filing or registration with, any court, administrative or regulatory agency or other governmental authority which is required to be obtained by the Depository in connection with the execution, delivery or performance by the Depository, or the consummation by the Depository, of the transactions contemplated by this Agreement including, without limitation, the issuance, offer and sale of the CDs.

          (k) Prior to offering the CDs as contemplated hereby, the Depository will be either (i) "well capitalized" or (ii) "adequately capitalized," as such terms are defined in 12 C.F.R. (S) 337, or in any amendments or revisions to such regulations. If the Depository is "adequately capitalized" pursuant to
(ii) above, prior to issuing CDs as contemplated hereby, the Depository will have obtained a waiver from the FDIC waiving the prohibition on accepting brokered deposits, provided, however, that the Depository will not be deemed to
                   --------  -------
be in breach of this representation if it has filed an application with the FDIC for a waiver and has been granted a temporary order waiving the prohibition on accepting brokered deposits.

          (l) On any date on which a CD shall be established, the Depository will furnish a representation in accordance with 12 C.F.R. (S) 330.12(h)(2), on the Master Certificate evidencing such CD, (i) as to the Depository's capital category as of such date and (ii) that deposits evidenced by such Master Certificate made by employee benefit plans would be eligible for "pass-through" deposit insurance.

          (m) On any date on which (i) Merrill informs the Depository that Merrill has received a request from an employee benefit plan depositor, the Depository will furnish the notice required under 12 C.F.R. (S) 330.12(h)(1), and (ii) any deposit made by an employee benefit plan would no longer be eligible for "pass-through" deposit insurance, the Depository will furnish a notice to that effect to Merrill pursuant to 12 C.F.R. (S) 330.12(h)(3).

          (n) The Depository shall notify Merrill of any material change affecting the Depository, including, but not limited to, changes of its ownership, name, and location or acquisitions of other depository institutions. The Depository will notify Merrill of any such change as soon as possible, but in no event later than seven calendar days after the change occurred.

          8.   Indemnification.
               ---------------

               (a) Either party shall indemnify and hold the other harmless from any loss, cost, damages and expense (including court costs and attorneys' fees and disbursements), excluding loss of anticipated profits arising out of the transactions herein contemplated resulting from the breach by either party of any of its representations, warranties or agreements contained in this Agreement.

               (b) The standard CD selling group agreement entered into by Merrill and each of the unaffiliated Brokers who make CDs available to their customers, shall include the Broker's undertaking to indemnify and hold Merrill and the Depository harmless from any loss, cost, damages and expense (including court costs and attorneys' fees and disbursements) incurred by Merrill or the Depository, as the case may be, and resulting from the acts or omissions of the Broker in carrying out the transactions contemplated by such agreement or from the breach by the Broker of any of its representations or warranties contained therein or from the nonperformance of any of its obligations thereunder.

          9.   Notice of Legal Action.  Each party will promptly advise the
               ----------------------
other of any legal or administrative action of which it obtains knowledge by any state or federal court, agency or authority, taken or threatened to be taken, which would preclude, limit or otherwise restrict the offering of the CDs.

          10.  Secondary Market.  Merrill will endeavor to maintain a secondary
               ----------------
market for the CDs sold through Merrill, provided that Merrill shall not be
                                         --------
required to, and shall incur no liability for failure to maintain such a market. It is understood and agreed that Merrill shall be entitled to the dealer spread in connection with such secondary market transactions effected with or through Merrill.

          11.  Disclosure.
               ----------

               (a) The Depository agrees to furnish to Merrill all disclosures that are required to be distributed by the Depository to holders of CDs sold pursuant to this Agreement pursuant to applicable law or regulation. Merrill shall riot have any responsibility for any omission on the Depository's part to notify Merrill, or for any delay in notification, of any disclosure which is required to be distributed by the Depository to holders of CDs at the time of, or subsequent to, the date of this Agreement. Merrill will then distribute all such disclosures to its customers who purchase CDs. The Depository agrees to furnish to Merrill, on a quarterly basis, its and its parent's financial information, which information should reflect correctly and fairly the Depository's and its parent's financial condition and be prepared in conformity with (i) generally accepted accounting principles and practices, where available, or (ii) regulatory, accounting principles. applied on a consistent basis. The financial information will be provided by the Depository within 60 days after the end of each quarter for as long as the Depository is eligible for the issuance of CDs hereunder, to Merrill Lynch Corporate Credit Department, World Financial Center -- South Tower, 225 Liberty Street, 7th Floor, New York, NY 10080-6107.

               (b) Merrill intends to furnish to its customers who purchase CDs a descriptive fact sheet which describes certificates of deposit generally and does not mention the Depository by name. Prior to using any descriptive materials which actually identify the Depository by name and which are not intended solely for internal use, Merrill will submit such materials to the Depository for prompt review and approval.

               (c) Merrill will comply with the regulations applicable to the advertising of deposits by deposit brokers contained in Regulation DD. 12 C.F.R.
Part 230.

          12.  Duration of Agreement.  This Agreement shall continue in full
               ---------------------
force and effect until terminated by either party hereto by giving prior written notice to the other party. Notwithstanding any such termination, the provisions of this Agreement shall continue to apply to any CDs established by the Depository prior to such termination and the provisions of Sections 6, 7, 8 and 9 hereof shall survive any such termination.

          13.  Expenses.  Each party hereto shall pay any costs or expenses
               --------
incurred by it in connection with the preparation, execution and performance of this Agreement, except as otherwise provided in Section 8 hereof.

          14.  Nonexclusive Operation.  The Depository recognizes and agrees
               ----------------------
that Merrill may offer to purchase or otherwise market certificates of deposits, time deposits, savings accounts or other instruments or accounts on behalf of or for the account of any other dealer, bank, savings bank, savings association or any other financial institution.

          15.  Sales of Comparable Instruments.  The Depository shall notify
               -------------------------------
Merrill before it commences to offer, either directly or through another deposit broker, Comparable CDs during the period from Trade Date through Settlement Date at a higher yield than the yield on CDs to be paid for on such Settlement Date. If Merrill has agreed with the Depository to purchase CDs as principal, the Depository shall not offer or issue Comparable CDs (as defined below) during the period from Trade Date through Settlement Date. For purposes of this Section 15, a "Comparable CD" is defined as a certificate of deposit, time deposit or other deposit instrument offered during any week if it is offered generally to the same type of investor, in similar denominations and for a similar term as any CD.

          16.  Notice and Places of Payment.  All notices, requests, and demands
               ----------------------------
given to or made upon the Depository or Merrill shall be made in writing by certified or registered mail, postage prepaid, or telex, and addressed as follows: If to the Depository, to Pan American Bank, FSB, 1300 S. El
                                   ----------------------------------
Camino /4/ Real, San Mateo, CA 94402   4 Attention: Carol M. Bucci /5/ and if to
---------------------------------------             --------------
Merrill, to Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, 10th Floor, New York, NY 10281, Attention: Product Management - Banks. Such notices, requests, and demands may also be made to such other persons or places as either party shall advise the other party in writing in the manner aforesaid.

          17.  Performance through Subsidiaries or Affiliates.  It is understood
               ----------------------------------------------
and agreed that the services required to be performed by Merrill hereunder may, at Merrill's option, be performed by a subsidiary or an affiliate of Merrill; provided, however, that notwithstanding the provisions of this Section 17,
--------  -------
Merrill shall remain accountable to the Depository for the services required to be performed by Merrill hereunder.

          18.  Counterparts.  This Agreement may be executed in separate
               ------------
counterparts, each of which shall be considered one and the same Agreement.

          19.  Amendments.  This Agreement may not be changed orally but only by
               ----------
an instrument in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

          20.  Governing Law and Venue.  This Agreement shall be governed by and
               -----------------------
construed in accordance with the laws of the State of New York and any legal suit, action or proceedings arising under this Agreement will be instituted in a state or federal court of appropriate jurisdiction located in the State of New York.

IN WITNESS WHEREOF, the Depository and Merrill have executed this Agreement as of the day and year first above written.

    Pan American Bank, FSB /6/              MERRILL LYNCH, PIERCE, FENNER
    ---------------------------               & SMITH INCORPORATED



By /s/ CAROL M. BUCCI                    By /s/ [SIGNATURE ILLEGIBLE]
  -----------------------------------      -------------------------------------


    Carol M. Bucci, Vice President
    ------------------------------

------------------------------
/4/  Insert name and complete address of Depository.
/5/ Insert name of individual to whom notices should be directed. /6/ Insert name of your institution.